EXHIBIT 32c

Certification Pursuant to Section 1350 of Chapter 63 of Title 18

of the United States Code

I, Caroline Dorsa, Chief Financial Officer of PSEG Power LLC, to the best of my knowledge, certify that (i) the Annual Report of PSEG Power LLC on Form 10-K for the year ended December 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of PSEG Power LLC.

/s/ Caroline Dorsa
Caroline Dorsa
PSEG Power LLC
Chief Financial Officer
February 27, 2012